Exhibit 99.1

Financial Outlook

	Historical Performance	Projected Near Term (2005 —2006)	Longer Term Goals

Sales Growth	Flat	Flat (1)	Mid-single digits

Gross Margin	Declining	29 - 32%	Mid 30s%

R & D (% of Sales)	3 - 4%	4 - 5%	Increasing

Earnings Growth	Declining	7 - 9% (2)	Low-double digits

Debt/Capital	N/A	35 - 45%	Mid 30s%

Notes:             (1)   Includes impact on sales from expiration of Berlexdistribution agreement in December 2005. 2003 sales were $182 million.

                                                (2)   Excluding one-time transition charges, which are estimated to be $50-60 million over the two-year period. Including these charges, projected earnings growth for this period would be 7-19%.